SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 18, 2005

QUEST OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2000 East Lamar Boulevard Suite 600
Arlington, Texas 76006
(Address of principal executive offices)
817-462-4091
(Registrant’s Telephone Number)

GameState Entertainment Inc.
(Former name of registrant)

Item 1.02. Termination of a Material Definitive Agreement.

On November 22, 2004, the Registrant entered into a Farmin Agreement (the "Agreement") for the Boyne Lake Prospect, Section 15, Township 61, Range 11, West of the 4th Meridian, Alberta, Canada. At the time the Registrant entered into the Agreement, the Registrant tendered a non-refundable CAN $25,000.00 deposit (the "Deposit"). The balance of the Registrant's financial commitment was to be tendered upon the performance of certain obligations on the part of Premium Petroleum, the Farmor. At this time, the Registrant has terminated the Agreement and has therefore, foregone its rights to the Deposit.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of March 10, 2005, Quest Oil Corporation's Board of Directors increased the size of the Board of Directors to three members and elected Mr. Gary Alan Tipton to its Board of Directors. It is anticipated that the Board if Directors will soon establish an Audit Committee and a Compensation Committee. See Exhibit (d) for Mr. Tipton's resume.

Item 8.01. Other Events

On the 8th of November, 2004, the Registrant executed a Memorandum of Understanding ("MOU") related to the merger ("Merger") of the Registrant with Graham Petroleum ("Graham"), a private Illinois corporation. The same Merger and MOU were disclosed in a press release dated November 17, 2005 (see attached exhibit (c)). As of the date of this Form 8-K report, all negotiations between the Registrant and Graham have been terminated.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibit 99.1 - Press Release Dated Wednesday, December 1, 2004, entitled, "Quest Oil Boyne Creek  Gas Prospect"
(b) Exhibit 99.2 - Farmin Agreement: Boyne Lake Prospect
(c) Exhibit 99.3 - Press Release Dated November 17, 2004, entitled, "Quest Signs MOU For Oil Producer  in USA"
(d) Exhibit 99.4 - Resume of Gary Alan Tipton

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST OIL CORPORATION

Date: March 18, 2005             By: /s/ Cameron King
Cameron King
Director and CFO

Date: March 18, 2005             By: /s/ Rod Bartlett
Rod Bartlett
President and CEO